   As filed with the Securities and Exchange Commission on November 30, 2000
                                                           Registration No. 333-
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM S-8
                          REGISTRATION STATEMENT UNDER
                           THE SECURITIES ACT OF 1933

                         HYPERION SOLUTIONS CORPORATION
                          (Exact Name of Registrant as
                            Specified in its Charter)

                  DELAWARE                         77-0277772
              (State or Other                   (I.R.S. Employer
              Jurisdiction of                 Identification No.)
              Incorporation or
               Organization)

                    1344 Crossman Avenue, Sunnyvale, CA 94089
                    (Address of Principal Executive Offices)

                      1995 STOCK OPTION/STOCK ISSUANCE PLAN
                          EMPLOYEE STOCK PURCHASE PLAN
                        RESTRICTED STOCK AWARD AGREEMENT
                            (Full Title of the Plan)

                                Stephen V. Imbler
                      President and Chief Operating Officer
                         Hyperion Solutions Corporation
                              1344 Crossman Avenue
                           Sunnyvale, California 94089
                     (Name and Address of Agent For Service)

                                 (408) 744-9500
                   (Telephone Number, Including Area Code, of
                               Agent For Service)

                                    Copy to:

                                 Sarah A. O'Dowd
                       Heller Ehrman White & McAuliffe LLP
                              525 University Avenue
                        Palo Alto, California 94301-1908
                            Telephone: (650) 324-7045
                            Facsimile: (650) 324-0638

                         CALCULATION OF REGISTRATION FEE

================================================================================================
                                                                      Proposed
                                      Amount      Proposed Maximum     Maximum        Amount of
        Title of Securities            to be       Offering Price     Aggregate     Registration
         to be Registered           Registered      per Share(1)    Offering Price      Fee
------------------------------------------------------------------------------------------------
   Common Stock $0.001 par value     2,400,000        $14.125       $33,900,000       $8,949.60
================================================================================================


(1) Estimated solely for the purpose of computing the amount of the registration fee pursuant to Rule 457(c) under the Securities Act of 1933, as amended, on the basis of the average of the high and low prices per share of Common Stock of Hyperion Solutions Corporation on the Nasdaq National Market on November 22, 2000.

Reoffer Prospectus

                         HYPERION SOLUTIONS CORPORATION

                         100,000 SHARES OF COMMON STOCK

        The selling stockholder identified in this prospectus is offering 100,000 shares of common stock, $0.001 par value of Hyperion Solutions Corporation, with offices located at 1344 Crossman Avenue, Sunnyvale, California 94089, (408) 744-9500. Hyperion will not receive any of the proceeds from the sale of the shares by the selling stockholder.

        Hyperion's common stock is traded on the Nasdaq National Market under the symbol "HYSL." On November 29, 2000, the closing sale price of Hyperion's common stock on the Nasdaq National Market was $13.75 per share.

        Investing in our common stock involves a high degree of risk. See "Risk Factors" beginning on page 3.

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A
                               CRIMINAL OFFENSE.

                The date of this prospectus is November 30, 2000

                                TABLE OF CONTENTS

                                                                   PAGE NO.
                                                                   --------
The Company...................................................        3
Risk Factors..................................................        3
Special Note Regarding Forward-Looking Statements.............        6
Use of Proceeds...............................................        6
Selling Stockholder...........................................        6
Plan of Distribution..........................................        7
Legal Matters.................................................        8
Incorporation of Certain Information by Reference.............        8


                                -----------------

(C) Copyright 2000 Hyperion Solutions Corporation. All rights reserved. Hyperion, Essbase, Hyperion Pillar and Hyperion Enterprise are registered trademarks of Hyperion Solutions Corporation. Hyperion Solutions, the Hyperion "H" logo, What's Going On, Essbase-Ready, Hyperion Essbase OLAP Server, Hyperion Web Site Analysis Suite, Hyperion Customer Interaction Center, Hyperion Planning, Hyperion Financial Management, Hyperion Application Link, Hyperion Allocations Manager, Hyperion Performance Scorecard, Hyperion Activity Based Management, Hyperion Enterprise Reporting, Hyperion Reports, Hyperion Analyzer, Hyperion Integration Server, Hyperion Application Builder, Hyperion Essbase API, Hyperion Essbase Application Manager, Hyperion Essbase Currency Conversion, Hyperion Essbase Partitioning Option, Hyperion Objects, Hyperion Essbase SQL Interface, Hyperion Field Services Analysis, Hyperion Product Quality Analysis, Hyperion Essbase Spreadsheet Add-in, Hyperion Essbase Spreadsheet Toolkit, Hyperion Web Gateway and HyperionReady are trademarks of Hyperion Solutions Corporation. All other trademarks and company names mentioned are the property of their respective owners.

For further information, refer to the Hyperion Solutions Corporation annual report on Form 10-K for the year ended June 30, 2000.

                                -----------------

                                   THE COMPANY

        Founded in 1991, Hyperion develops, markets and supports business analysis software, which helps turn raw data into business information. Hyperion's products and services enables companies and their employees to plan, manage, and execute business strategies to achieve faster revenue and profit growth, and ultimately create value for their shareholders. Hyperion's products analyze the raw data captured in operational systems, which improves the return on investment that organizations have made in enterprise resource planning ("ERP"), supply chain management ("SCM"), customer relationship management ("CRM"), marketing automation, Web and e-commerce systems and data warehouses. Hyperion provides a full suite of applications that cover analytical needs across a wide variety of functional areas extending from "front office" to "back office." Hyperion uses its best of breed technology - Hyperion Essbase OLAP Server - as the foundation of its comprehensive enterprise analysis platform. This on-line analytical processing ("OLAP") server technology, along with packaged business analysis applications, and an extensive family of application development tools and data and application integration technologies give Hyperion one of the deepest and broadest product offerings in the market. In addition, Hyperion offers highly rated support and services from offices in 26 countries, and works with over 400 partners to provide solutions to more than 6,000 customer organizations worldwide. Hyperion and its network of over 400 partners deliver Web and mobile-enabled solutions that address a broad range of cross-industry and industry-specific business analysis requirements. These include performance measurement; financial planning, analysis and consolidation; management reporting; customer relationship analysis; partner relationship analysis; product profitability; budgeting, planning and forecasting; and demand and capacity planning. Hyperion is headquartered in Sunnyvale, California.

                                  RISK FACTORS

        Hyperion operates in a very competitive and rapidly changing environment that involves numerous risks, some of which are beyond Hyperion's control. The following discussion highlights some of these risks.

GENERAL ECONOMIC CONDITIONS.

        The revenue growth and profitability of Hyperion depends on the overall demand for computer software and services, which in turn depends on general economic and business conditions. A softening of demand for computer software caused by weakening of the economy may result in decreased revenues or lower growth rates. There can be no assurance that Hyperion will be able to effectively promote revenue growth rates in all economic conditions.

COMPETITIVE ENVIRONMENT.

        The markets in which Hyperion competes are intensely competitive, highly fragmented and characterized by rapidly changing technology and evolving standards. Hyperion has experienced, and expects that it will continue to experience, increased competition from current and potential competitors, some of whom may have significantly greater financial, technical, marketing and other resources than Hyperion. Hyperion expects additional competition as other established and emerging companies enter into the enterprise business analysis software market and new products and technologies are introduced. Increased competition could result in price reductions, fewer customer orders, reduced gross margins and loss of market share, any of which would materially adversely affect Hyperion's business, operating results and financial condition.

PRICING.

        Intense competition in the various markets in which Hyperion competes may put pressure on Hyperion to reduce prices on certain products, particularly in the markets where certain vendors offer deep discounts in an effort to recapture or gain market share or to sell other software or hardware products. Moreover, any broadly based changes to Hyperion's or its competitors pricing packaging or distribution models could lead to a decline or delay in sales as Hyperion's sales force and its customers adjust to the new models. Any such price reductions and resulting lower license revenues could have a material adverse effect on Hyperion's business, results of operations or financial position if Hyperion cannot offset these price reductions with a corresponding increase in sales volumes or lower spending.

HIRING AND RETENTION OF EMPLOYEES.

        Hyperion's future operating results depend in significant part upon the continued service of its key technical and senior management personnel. Hyperion's future success also depends on its continuing ability to attract and retain highly qualified technical, sales, and managerial personnel. Competition for such personnel is intense, and there can be no assurance that Hyperion will retain its key managerial or technical personnel or attract such personnel in the future. Hyperion has at times experienced and continues to experience difficulty in recruiting qualified personnel and there can be no assurance that Hyperion will not experience such difficulties in the future. Hyperion, either directly or through personnel search firms, actively recruits qualified research and development, financial and sales and marketing personnel. If Hyperion is unable to hire and retain qualified personnel in the future, such inability could have a material adverse effect on Hyperion's business, operating results and financial condition.

BACK-ENDED QUARTERS.

        Quarterly revenues and operating results are highly dependent on the volume and timing of the signing of licensing agreements and product deliveries during the quarter, which are difficult to forecast. A significant portion of Hyperion's quarterly software licensing agreements is concluded in the last month of the fiscal quarter, generally with a concentration of such revenues earned in the final ten business days of that month. Due to the relatively fixed nature of certain costs, including personnel and facilities expenses, a decline or shortfall in quarterly and/or annual revenues typically results in lower profitability or may result in losses.

INTERNATIONAL OPERATIONS.

        A substantial portion of Hyperion's revenues is derived from international sales and is therefore subject to the related risks, including the general economic conditions in each country, the overlap of different tax structures, the difficulty of managing an organization spread over various countries, changes in regulatory requirements, compliance with a variety of foreign laws and regulations, longer payment cycles and volatilities of exchange rates in certain countries. There can be no assurances that Hyperion will be able to successfully address each of these challenges in the near term. Other risks associated with international operations include import and export licensing requirements, trade restrictions and changes in tariff rates.

        A significant portion of Hyperion's business is conducted in currencies other than the U.S. dollar. Changes in the value of major foreign currencies relative to the value of the U.S. dollar could have a material adverse effect on Hyperion's business, operating results and financial condition.

ORGANIZATIONAL AND PRODUCT INTEGRATION RELATED TO BUSINESS COMBINATIONS.

        Hyperion has made and expects to continue to make acquisitions of, mergers with, or significant investments in, businesses that offer complementary products, services and technologies. There are risks involved in business combinations, including but not limited to: the possibility that Hyperion pays more than the value it derives from the acquisition; the difficulty of integrating the operations and personnel of the acquired businesses; the possibility that all aspects of the integration are not completed or that all of the anticipated synergies of the acquisition are not realized; the potential product liability associated with selling the acquired company's products; the potential disruption of Hyperion's ongoing business and the distraction of management from Hyperion's business. These factors could have a material adverse effect on Hyperion's business, results of operations or financial position, especially in the case of a large acquisition.

PRODUCT ENHANCEMENT AND NEW PRODUCT INTRODUCTIONS.

        Hyperion competes in a market characterized by rapid technological advances in hardware and software development, evolving standards in computer hardware and software technology and frequent new product introductions and enhancements. Hyperion has recently expanded its product offerings to include products in market segments it believes have high and/or growing rates of customer demand, such as customer relationship management, web analysis, and performance measurement. Such entry into new markets has inherent risks, including, but not limited to, competition from earlier and more established entrants, general economic conditions, market acceptance of initial product releases, marketing effectiveness and the accuracy of assumptions about the nature of customer demand. Hyperion's failure to successfully introduce, market and sell new products or enhance and improve its existing products in a timely manner, and position and/or price its products, undetected errors or delays in new products or new versions of a product and/or the failure of anticipated market growth could have a material adverse effect on Hyperion's business, results of operations or financial position.

PARTNER SUPPORT OF HYPERION ESSBASE API.

        Hyperion's future success will depend in part upon the availability of third party tools and applications that address customer requirements and work with Hyperion's business analysis platform and Hyperion Essbase through the Hyperion Essbase Application Programming Interface ("API"). Failure by third parties to support Hyperion's API, or failure by Hyperion to maintain, develop and market competitive business analysis applications or to adopt industry standard APIs, if and when they emerge, could materially adversely affect Hyperion's business, operating results and financial condition.

CONVERSION OF INTERNAL FINANCIAL SYSTEMS.

        Hyperion is in the process of reengineering certain of its internal financial management processes and migrating its internal financial systems to an Enterprise Resource Planning ("ERP") solution provided through an outsourcing engagement with Arthur Andersen LLP. Arthur Andersen began performing certain accounting functions for Hyperion in July 2000. Hyperion currently anticipates that the transition of remaining identified activities will be completed by the end of fiscal 2001. There can be no assurance, however, that such migration will be completed on schedule or will not cause a disruption to Hyperion's operations or any resulting disruption will not have an adverse impact on Hyperion's business, operating results and financial condition.

SALES FORECASTS.

        Hyperion uses a "pipeline" system, a common industry practice, to forecast sales and trends in Hyperion's business. Hyperion's sales personnel monitor the status of proposals, such as the date when they estimate that a customer will make a purchase decision and the potential dollar amount of the sale. Management aggregates these estimates periodically in order to generate a sales pipeline. Management compares the pipeline at various points in time to look for trends in Hyperion's business. While this pipeline analysis is useful to management in business planning and budgeting, these pipeline forecasts are only estimates and may not correlate to revenues in a particular quarter or over a longer period of time. A significant discrepancy between actual results and sales forecasts could cause Hyperion to improperly plan or budget and thereby adversely affect its business or results of operations.

SALES FORCE TRANSITION.

        Hyperion has restructured or made other adjustments to its sales force operations in the past and may do so in the future. These changes have historically resulted in temporary sales productivity issues in the short term.

ENFORCEMENT OF HYPERION'S INTELLECTUAL PROPERTY RIGHTS.

        Hyperion relies primarily on a combination of patent, copyright and trademark laws, trade secrets, confidentiality procedures and contractual provisions to protect its proprietary rights. There can be no assurance that Hyperion's means of protecting its proprietary rights in the United States or abroad will be adequate or that competitors will not independently develop similar technology.

POSSIBILITY OF INFRINGEMENT CLAIMS.

        Hyperion expects that software product developers will increasingly be subject to infringement claims as the number of products and competitors in Hyperion's industry segment grows and the functionality of products in different industry segments overlaps. Any such claims, with or without merit, could be time consuming to defend, result in costly litigation, divert management's attention and resources, cause product shipment delays or require Hyperion to enter into royalty or licensing agreements. Such royalty or licensing agreements, if required, may not be available on terms acceptable to Hyperion, if at all. In the event of a successful claim of product infringement against Hyperion and failure or inability of Hyperion to license the infringed or similar technology, Hyperion's business, operating results and financial condition would be materially adversely affected.

POSSIBLE VOLATILITY OF STOCK PRICE.

        The market price of Hyperion's common stock has experienced significant fluctuations and may continue to fluctuate significantly. The market price of the common stock may be significantly affected by factors, including but not limited to, the announcement of new products, product enhancements or technological innovation by Hyperion or its competitors, changes in Hyperion's or its competitors' results of operations, changes in revenue and revenue growth rates for Hyperion as a whole or for specific geographic areas or business units, changes in earnings estimates by market analysts, and general market conditions or market conditions specific to particular industries. Technology stocks have experienced wide fluctuations in prices, which sometimes have been unrelated to their operating performance. The market price of Hyperion's common stock could be adversely affected by such fluctuations.

                      SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

        This prospectus contains or incorporates by reference forward-looking statements that involve risks and uncertainties. The statements contained or incorporated by reference in this prospectus that are not purely historical are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, including without limitation statements regarding Hyperion's expectations, beliefs, intentions or strategies regarding the future. All forward-looking statements included in this document are based on information available to Hyperion on the date hereof, and all forward-looking statements in documents incorporated by reference are based on information available to Hyperion as of the date of such documents. Hyperion assumes no obligation to update any such forward-looking statements. Hyperion's actual results may differ materially from those discussed in the forward-looking statements as a result of certain factors, including those set forth in the risk factors and elsewhere in this prospectus and incorporated by reference herein. In evaluating Hyperion's business, prospective investors should carefully consider the following factors in addition to the other information set forth in this prospectus and incorporated by reference herein.

                                 USE OF PROCEEDS

        Hyperion will not receive any of the proceeds from the sale of the shares by the selling stockholder.

                               SELLING STOCKHOLDER

        The following table sets forth certain information, as of September 30, 2000, with respect to the number of shares of common stock owned by the selling stockholder and as adjusted to give effect to the sale of the shares offered hereby. The shares are being registered to permit public secondary trading of the shares, and the selling stockholder may offer the shares for resale from time to time. See "Plan of Distribution."

        The shares being offered by the selling stockholder were acquired from Hyperion pursuant to a Restricted Stock Award Agreement with Jeffrey R. Rodek dated October 11, 1999. Mr. Rodek is the Chairman of the Board and Chief Executive Officer of Hyperion Solutions Corporation. The common stock was issued pursuant to the exemption from the registration requirements of the Securities Act provided by Section 4(2) thereof.

        Hyperion has filed with the Commission, under the Securities Act, a Registration Statement on Form S-8, of which this prospectus forms a part, with respect to the resale of the shares from time to time on the Nasdaq National Market or in privately-negotiated transactions.

        The shares offered by this prospectus may be offered from time to time by the selling stockholder named below:


                                                  Shares Beneficially Owned
                                                      Prior to Offering
                                                  --------------------------
                                                  Number of                       Number of Shares
Name and Address of Selling Stockholder            Shares          Percent(1)       Being Offered
---------------------------------------           ---------        ----------     ---------------
Jeffrey R. Rodek(2)                                 474,771            1.4%          100,000
c/o Hyperion Solutions Corporation
1344 Crossman Avenue
Sunnyvale, CA 94089

----------------

(1) Based upon 33,181,745 shares of common stock outstanding on November 15, 2000. This Registration Statement shall also cover any additional shares of common stock which become issuable in connection with the shares registered for sale hereby by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without the receipt of consideration which results in an increase in the number of Hyperion's outstanding shares of common stock.

(2) Includes options exercisable into 373,750 shares of common stock and 100,000 shares subject to a restricted stock award.

                              PLAN OF DISTRIBUTION

        Hyperion will receive no proceeds from this offering. The shares offered hereby may be sold by the selling stockholder from time to time in transactions in the over-the-counter market, on the Nasdaq National Market, in privately negotiated transactions, or by a combination of such methods of sale, at fixed prices which may be changed, at market prices prevailing at the time of sale, at prices related to prevailing market prices or at negotiated prices. The selling stockholder may effect such transactions by selling the shares to or through broker-dealers, and such broker-dealers may receive compensation in the form of discounts, concessions or commissions from the selling stockholder and/or the purchasers of the shares for whom such broker-dealers may act as agents or to whom they sell as principals, or both (which compensation as to a particular broker-dealer might be in excess of customary commissions).

        In order to comply with the securities laws of certain states, if applicable, the shares will be sold in such jurisdictions only through registered or licensed brokers or dealers. In addition, in certain states the shares may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and is complied with.

        The selling stockholder and any broker-dealers or agents that participate with the selling stockholder in the distribution of the shares may under certain circumstances be deemed to be "underwriters" within the meaning of the Securities Act, and any commissions received by them and any profit realized on the resale of the shares purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act. The selling stockholder may agree to indemnify such broker-dealers against certain liabilities, including liabilities under Securities Act.

        Any broker-dealer participating in such transactions as agent may receive commissions from the selling stockholder (and, if it acts as agent for the purchase of such shares, from such purchaser). Broker-dealers may agree with the selling stockholder to sell a specified number of shares at a stipulated price per share, and, to the extent such a broker-dealer is unable to do so acting as agent for the selling stockholder, to purchase as principal any unsold shares. Brokers-dealers who acquire shares as principal may thereafter resell such shares from time to time in transactions (which may involve crosses and block transactions and which may involve sales to and through other broker-dealers, including transactions of the nature described above) in the over-the-counter market, on the Nasdaq National Market, in privately negotiated transactions, or by a combination of such methods of sale, at fixed prices that may be changed, at market prices prevailing at the time of sale, at prices related to such prevailing market prices or at negotiated prices, and in connection with such resales may pay to or receive from the purchasers of such shares commissions computed as described above.

        Under applicable rules and regulations under the 1934 Act, any person engaged in the distribution of the shares may not simultaneously engage in market making activities with respect to the common stock of Hyperion for a period of two business days prior to the commencement of such distribution. In addition and without limiting the foregoing, the selling stockholder will be subject to applicable provisions of the 1934 Act and the rules and regulations thereunder, including, without limitation, Rules 10b-6 and 10b-7, which provisions may limit the timing of purchases and sales of shares of Hyperion's common stock by the selling stockholder.

        The selling stockholder will pay all commissions and other expenses associated with the sale of shares by it. The shares offered hereby are being registered pursuant to contractual obligations of Hyperion, and Hyperion has agreed to bear certain expenses in connection with the registration and sale of the shares being offered by the selling stockholder. Hyperion has not made any underwriting arrangements with respect to the sale of shares offered hereby.

                                  LEGAL MATTERS

        The validity of the shares offered hereby will be passed upon for us by Heller Ehrman White & McAuliffe LLP, Palo Alto, California, counsel to Hyperion.

                INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

        The following documents previously filed by Hyperion with the Commission pursuant to the 1934 Act are hereby incorporated by reference in this prospectus and made a part hereof:

        1. Hyperion's Annual Report on Form 10-K for the fiscal year ended June 30, 2000, filed with the Commission on September 28, 2000;

        2. Hyperion's Quarterly Report on Form 10-Q for the quarterly period ended September 30, 2000, filed with the Commission on November 14, 2000;

        3. The description of Hyperion's Capital Stock contained in Hyperion's Registration Statement filed on Form 8-A, dated October 9, 1995, and as amended on Form 8-A/A, dated November 3, 1995.

        All documents filed with the Commission pursuant to Section 13(a), 13(c),14 or 15(d) of the Exchange Act after the date of this prospectus and prior to the termination of the offering shall be deemed to be incorporated by reference into this prospectus and to be a part hereof from the date of filing of such documents. Any statement contained in any document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as modified or superseded, to constitute a part of this prospectus.

        Upon written or oral request, Hyperion will provide without charge to each person to whom a copy of the prospectus is delivered a copy of the documents incorporated by reference herein (other than exhibits to such documents unless such exhibits are specifically incorporated by reference herein). Requests should be directed to Investor Relations, Hyperion Solutions Corporation, 1344 Crossman Avenue, Sunnyvale, California 94089, (408) 744-9500.

        Hyperion is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act") and in accordance therewith files reports, proxy statements and other information with the Commission. Such reports, proxy statements and other information filed by Hyperion may be inspected and copied at the public reference facilities maintained by the Commission at Room 1024, 450 Fifth Street, N.W., Judiciary Plaza, Washington, D.C. 20549, and at the Commission's following Regional
Offices: Chicago Regional Office, Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661; and New York Regional Office, 7 World Trade Center, New York, New York 10048. Copies of such material can also be obtained at prescribed rates from the Public Reference Section of the Commission at 450 Fifth Street, N.W., Judiciary Plaza, Washington, D.C. 20549-1004. Reports, proxy and information statements and other information filed electronically by Hyperion with the Commission are available at the Commission's world wide web site at http://www.sec.gov.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3. INCORPORATION OF DOCUMENTS BY REFERENCE

        The following documents, which have been filed by Hyperion Solutions Corporation (formerly Arbor Software Corporation) (the "Registrant") with the Securities and Exchange Commission (the "Commission"), are hereby incorporated by reference in this Registration Statement:

        (a) Registrant's Annual Report on Form 10-K for the fiscal year ended June 30, 2000;

        (b) Registrant's Quarterly Report on Form 10-Q for the quarterly period ended September 30, 2000; and

        (c) Registrant's Registration Statement No. 0-97098 on Form 8-A filed with the Commission on September 19, 1995 pursuant to Section 12 of the Securities Exchange Act of 1934, as amended (the "1934 Act"), as amended on Form 8-A/A, dated November 3, 1995, in which there is described the terms, rights and provisions applicable to the Registrant's outstanding Common Stock.

        All documents subsequently filed pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act and prior to the termination of the offering of the securities offered hereby shall be deemed to be incorporated by reference into this registration statement and to be a part hereof from the respective dates of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this registration statement to the extent that a statement contained herein, or in any other subsequently filed document that also is or is deemed to be incorporated by reference herein, modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this registration statement.

ITEM 4. DESCRIPTION OF SECURITIES

        Not applicable.

ITEM 5. INTERESTS OF NAMED EXPERTS AND COUNSEL

        Not applicable.

ITEM 6. INDEMNIFICATION OF DIRECTORS AND OFFICERS

        Section 145 of the Delaware General Corporation Law, as amended, authorizes a court to award or a corporation's Board of Directors to grant indemnification to directors and officers in terms sufficiently broad to permit such indemnification under certain circumstances for liabilities (including reimbursement for expenses incurred) arising under the Securities Act of 1933 as amended (the "1933 Act.") The Registrant's Bylaws provide for mandatory indemnification of its directors and officers and permissible indemnification of employees and other agents to the maximum extent permitted by the Delaware General Corporation Law. The Registrant's Certificate of Incorporation provides that, pursuant to Delaware law, its directors shall not be liable for monetary damages for breach of their fiduciary duty as directors to the Registrant and its stockholders. This provision in the Certificate of Incorporation does not eliminate the fiduciary duty of the directors, and, in appropriate circumstances, equitable remedies such as injunctive or other forms of non-monetary relief will remain available under Delaware law. In addition, each director will continue to be subject to liability for breach of the director's duty of loyalty to the Registrant for acts or omissions not in good faith or involving intentional misconduct, for knowing violations of law, for actions leading to improper personal benefit to the director and for payment of dividends or approval of stock repurchases or redemptions that are unlawful under Delaware law. The provision also does not affect a director's responsibilities under any other law, such as the federal securities laws or state or federal environmental laws. The Registrant has entered into Indemnification Agreements with its officers and directors. The Indemnification Agreements provide the Registrant's officers and directors with further indemnification to the maximum extent permitted by the Delaware General Corporation Law.

ITEM 7. EXEMPTION FROM REGISTRATION CLAIMED

        Not applicable.

ITEM 8. EXHIBITS

        5.1    Opinion of Heller Ehrman White & McAuliffe LLP.

        23.1   Consent of Heller Ehrman White & McAuliffe LLP (filed as part of
               Exhibit 5.1).

        23.2   Consent of PricewaterhouseCoopers LLP, Independent Auditors.

        24.1   Power of Attorney (page II-4).

        99.1 1995 Stock Option/Stock Issuance Plan, as amended and restated through November 15, 2000.

        99.2 Employee Stock Purchase Plan, as amended and restated through November 15, 2000.

        99.3 Restricted Stock Award Agreement with Jeffrey R. Rodek, dated October 11, 1999 (Incorporated herein by reference is Exhibit
               10.2 to the Registrant's Quarterly Report on Form 10-Q for the quarterly period ended December 31, 1999).


ITEM 9. UNDERTAKINGS

        A. The undersigned registrant hereby undertakes:

            (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement;

                (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended (the "Securities Act");

                (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

                (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs A(1)(i) and A(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to
Section 13 or 15(d) of the Exchange Act that are incorporated by reference in the registration statement.

            (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

            (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the Stock Option Agreement and 1999 Stock Option Plan offering.

        B. The undersigned registrant hereby undertakes that, for purposes of determining liability under the Securities Act, each filing of the registrant's annual report pursuant to Section 13(a) or 15(d) of the Exchange Act that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

        C. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions described in Item 6, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Sunnyvale, State of California, on November 30, 2000.

                                HYPERION SOLUTIONS CORPORATION



                                By:  /s/ JEFFREY R. RODEK
                                     -------------------------------------------
                                     Jeffrey R. Rodek
                                     Chairman of the Board and Chief
                                     Executive Officer

                                POWER OF ATTORNEY

        Each person whose signature appears below constitutes and appoints David
W. Odell and Jeffrey R. Rodek his or her true and lawful attorneys in fact and agents, each acting alone, with full power of substitution and resubstitution, for him or her and in his name, place and stead, in any and all capacities, to sign any or all amendments (including post effective amendments) to the Registration Statement, and to sign any registration statement for the same offering covered by this Registration Statement that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and all post effective amendments thereto, and to file the same, with all exhibits thereto, and all documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, each acting alone, or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

        Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities as of November 30, 2000.

          Signature                                     Title
-------------------------------         --------------------------------------

  /s/ STEPHEN V. IMBLER                 President, Chief Operating Officer
-------------------------------
      Stephen V. Imbler


 /s/   JEFFREY R. RODEK                 Chairman of the Board of Directors and
-------------------------------         Chief Executive Officer
       Jeffrey R. Rodek


 /s/    DAVID W. ODELL                  Chief Financial Officer
-------------------------------
        David W. Odell


 /s/    HENRY R. AUTRY                  Director
-------------------------------
        Henry R. Autry


                                        Director
-------------------------------
      Kenneth A. Goldman


 /s/  GARY G. GREENFIELD                Director
-------------------------------
      Gary G. Greenfield


 /s/     ALDO PAPONE                    Director
-------------------------------
         Aldo Papone

                                INDEX TO EXHIBITS
                                -----------------

        5.1    Opinion of Heller Ehrman White & McAuliffe LLP.

        23.1   Consent of Heller Ehrman White & McAuliffe LLP (filed as part of
               Exhibit 5.1).

        23.2   Consent of PricewaterhouseCoopers LLP, Independent Auditors.

        24.1   Power of Attorney (page II-4).

        99.1 1995 Stock Option/Stock Issuance Plan, as amended and restated through November 15, 2000.

        99.2 Employee Stock Purchase Plan, as amended and restated through November 15, 2000.

        99.3 Restricted Stock Award Agreement with Jeffrey R. Rodek, dated October 11, 1999 (Incorporated herein by reference is Exhibit
               10.2 to the Registrant's Quarterly Report on Form 10-Q for the quarterly period ended December 31, 1999).